UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2024

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-36373	95-3359658
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600
Dublin,	CA		94568
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.000025 per share	TNET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On July 8, 2024, the Board of Directors (the “Board”) of TriNet Group, Inc. (the “Company”) appointed Brian Evanko as a director to fill a vacancy on the Board, with immediate effect. Mr. Evanko will serve as a Class I Director, and as such will serve until the Company’s 2027 Annual General Meeting of Stockholders and until his successor is duly elected and qualified, or until his services cease sooner in the event of his earlier death, resignation, or removal. Effective July 8, 2024, the Board also appointed Mr. Evanko to the Finance and Audit Committee of the Board.
There is no arrangement or understanding between Mr. Evanko, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Evanko was selected as a director. Mr. Evanko is the Executive Vice President and Chief Financial Officer of The Cigna Group (“Cigna”), a vendor of the Company for at least the last ten years. In 2023, the Company paid Cigna $694,165.58. In connection with Mr. Evanko’s appointment, the Finance and Audit Committee was briefed on these transactions in accordance with the Company’s policies. Pursuant to the terms of the Company’s existing contractual arrangements with Cigna, in 2024 the Company expects to continue to make payments to Cigna that will now be considered related party transactions under the Company's Related Person Transaction Policy and Item 404 of Regulation S-K. The Finance and Audit Committee will review future payments to and transactions involving Cigna in accordance with the Company’s policies and applicable law, which will include Mr. Evanko’s recusal from review of such matters. The Board determined that Mr. Evanko is independent within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and the listing standards of the New York Stock Exchange.
Mr. Evanko will receive compensation for his service on the Board in accordance with the Board’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), as described in the definitive proxy statement for the Company’s 2024 Annual Meeting of Stockholders, filed with the SEC on April 11, 2024. Mr. Evanko is expected to enter into the Company’s standard form of indemnification agreement.
A copy of the press release announcing Mr. Evanko’s appointment to the Board is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 9, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated July 9, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	July 8, 2024	By:	/s/ Samantha Wellington
Samantha Wellington
Executive Vice President, Business Affairs, Chief Legal Officer and Secretary